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                                                                    Exhibit 23.3

            CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated January 24, 1997 and January 19, 1996, included as Exhibits 99.3 and 99.4 respectively, to F.N.B. Corporation's Form 8-K filed July 22, 1997 and February 13, 1998, with respect to our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the years ended December 31, 1996 and 1995 and the year ended December 31, 1994, respectively. We also consent to the reference to our firm under the caption "Independent Auditors."

                                                    /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 18, 1998